                                                                EXHIBIT 4.3


                         [LETTERHEAD OF ABN AMRO BANK]




June 12, 1998


Midas Canada Inc.
105 Commander Blvd.
Agincourt, Ontario
M1S 3X8


Attention:        James Ball
                  Vice President

Dear Sirs:

We are pleased to confirm that, subject to acceptance by you, ABN AMRO Bank Canada will make the following credit facility available to you on the basis of the terms and conditions set out below:

BORROWER:         Midas Canada Inc. (the "Borrower).

LENDER:           ABN AMRO Bank Canada (the "Bank").

FACILITY:         364 day, committed revolving credit facility (the "Facility)
                  available as follows:

AMOUNT:           CAD 18,000,000 (Eighteen Million Canadian Dollars)

PURPOSE: To refinance existing shareholder debt and for general corporate purposes.

REPAYMENT:        Bullet repayment 364 days from closing and any extension
                  thereafter ("Repayment Date").

EXTENSION:        Additional 364 day extensions to be granted at the sole
                  discretion of the Bank.

BORROWING
OPTIONS:          The Facility is available as follows:
                  (a) Canadian dollar loans, with interest at Prime Rate ("Prime Rate Loans");

                  (b) Canadian dollar bills of exchange drawn by the Borrower and accepted by the Bank ("Acceptances"), subject to the Acceptance conditions set below;

                  Each use of the Facility by way of each of the foregoing methods is referred to as a "Borrowing".

FACILITY FEE:     A fee of 0.25% per annum on the Facility amount (CAD
                  18,000,000) is payable quarterly in arrears.

CANCELATION:      The Borrower may cancel, all or any portion of the facility, subject to Prepayment requirements, by serving 10 day written notice to the Bank.

Midas Canada Inc.
June 5, 1998
Page 2

BORROWING
REQUESTS:         In the case of Acceptances, at least two business days prior written or oral notice and in the case of Prime Rate Loans, written or oral notice before 11 am Toronto time on the day of drawdown. Borrower should specify the amount, type of Borrowing requested and the term thereof (if applicable).

INSTRUCTIONS:     The Bank shall be entitled to act upon the oral instructions of any person whom the Bank believes is a person the Borrower has identified in writing from time to time to the Bank as being a person authorized by the Borrower to give instructions regarding any matter in connection with this agreement and the Facility, including but without limitation, the drawdown or conversion of any Borrowing. The Bank shall not be responsible for any error or omission in such instructions or in the performance thereof except in the case of gross negligence or willful misconduct by the Bank or its employees.
                  Any such oral instructions so given shall be confirmed in writing on the same day by the Borrower to the Bank provided that in any event of any discrepancy between the Bank's records of the Borrower's oral instructions and the written confirmation, the Bank's records shall prevail.

CONVERSION:       The Borrower may, upon giving prior written or oral notice, convert a Borrowing to either of the agreed options provided that Acceptances may not be converted other than on the respective maturity date.

PREPAYMENT:       The Borrower may prepay any Borrowing in whole or in part
                  provided that the Borrower shall reimburse the Bank breakage costs and or expenses incurred as a result of a prepayment of an Acceptance on a date other than the maturity date of such Acceptance. There will be no prepayment penalties on Prime
                  Rate borrowings.

INTEREST
RATES:            "Prime Rate" means the greater of:
                  (i) the Bank's prime lending rate per annum as quoted by the Bank from time to time for Canadian dollar commercial loans, made in Canada, as changed from time to time by the Bank without notice to the Borrower; or
                  (ii) the average 30 day Acceptances rate as quoted on Reuter
                       Service page CDOR determined as of 10:00 am Toronto time on such day plus 75 basis points.

                  Interest Rate for Prime Rate Loans is payable monthly in arrears on the last day of the month or as otherwise specified by the Bank.

                  Interest for Prime Rate Loans is calculated in accordance with the Bank's usual practice and on the basis of the actual days outstanding and a year of 365 days.

                  Interest on overdue amounts will be payable at the Bank's CAD Prime Rate + 2% per annum, after maturity, default and judgment.

                  For the purposes of the Interest Act (Canada) with respect to drawings in CAD, each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 365.

Midas Canada Inc.
June 5, 1998
Page 3

ACCEPTANCE
CONDITIONS:       Each Acceptance shall be issued and shall mature on a business day in accordance with the following conditions:

                  (a) Acceptances shall be issued in minimum face amounts of CAD 1,000,000 and in an intergral multiple of CAD 100,000 for terms of not less than 30 days and not more than 180 days (or as otherwise agreed by the Bank) but not to exceed the Repayment Date of the Facility;

                  (b) the Borrower shall pay an acceptance fee of 0.75% per annum. Acceptance fees shall be paid on acceptance, calculated on the face amount of the Acceptance issued and based upon the number of days in the term and a year of 365 days;

                  (c) the Borrower shall, on the day on which an Acceptance becomes payable, by not later than noon (Toronto time), pay to the Bank an amount equal to the face amount of such Acceptance notwithstanding that the Bank may be the holder of such Acceptance; and

                  (d) each Acceptance shall be governed by the terms and conditions of Acceptance Agreement attached as Schedule A and such agreement shall govern in the even of any conflict or consistency with this Agreement.

EVIDENCE OF
INDEBTEDNESS:     The Bank is hereby authorized to record the date and amounts of any drawings and the tenor and interest rates applicable thereto and such recording, in the absence of manifest errors, shall be conclusive as between the Bank and the Borrower.

SECURITY:         Unconditional guarantee in favour of the Bank from Midas
                  International Corporation (the "Guarantor") for principal, interest and fees, ("the Security") in a form satisfactory to the Bank accompanied by constating documents of the Guarantor and a legal opinion.

CONDITIONS
PRECEDENT:        Prior to disbursement, the Bank shall have received the
                  following documentation from the Borrower in a form and substance acceptable to the bank:
                  a)       The Security.
                  b)       Standard documentation (including Banking Resolution,
                           Articles of Incorporation, Borrowing By-laws, Certificate of Signatures and Incumbancy, Signature Cards, and Operation of Account agreement (if required)):
                  c)       A duly executed copy of this facility letter;

REPRESENTATIONS
AND
WARRANTIES:       The Borrower represents and warrants to the Bank, such
                  representations and warranties to survive any and all advances hereunder and being acknowledged by the Borrower as representations and warranties upon which the Bank specifically relies in making each advance hereunder notwithstanding any investigation heretofore or hereafter made by the Bank or any representative of the Bank, that:

                  a) The Borrower is properly incorporated and in good standing under the laws of its jurisdiction of incorporation;

                  b) The borrowing of money hereunder has been authorized by all necessary corporate action and does not and will not contravene any agreement or other instrument to which the Borrower is a party or is otherwise bound;

                  c) The Borrower has full power, authority and legal right to borrow in the manner and on the terms and conditions set out in this letter and to execute and deliver this letter.

Midas Canada Inc.
June 5, 1998
Page 4

                           The said representations and warranties shall be true and correct from the date hereof and through the duration of the Facility, including as at the date of each advance made under the Facility, failing which the Bank shall be under no obligation to advance the Facility or any portion thereof.

ENVIRONMENTAL:             The Borrower represents and warrants (which
                           representation and warranty shall continue so long as any amounts are outstanding hereunder) that neither the Borrower's property nor any of the operations of the Borrower are subject to any judicial or administrative proceeding alleging violation of a material nature of any federal, provincial or local environmental, health or safety statute or regulation.

COVENANTS:                 Until the loans and interest thereon, and all other
                           amounts payable with respect thereto, have been paid in full, the Borrower and guarantor agree that a violation of the following covenants that apply to Midas Inc. will be an event of default under this agreement: [Capitalized terms are identical to those defined in the USD 200 min revolving credit agreement dated Jan 22, 1998 with Midas Inc as a Borrower and
                           First Chicago as Agent.]
                           1) the maximum Total Debt to Earnings ratio before
                              interest, income taxes, depreciation and amortization (EBITDA), calculated quarterly on a rolling four quarter basis is not to exceed 3.5:1 for fiscal year end 1998, 3.5:1 for 1999, 3.25:1 for 2000, 3.0:1 for 2001 and 2.75:1 for 2002;
                           2) to maintain Minimum Net Worth at greater than or
                              equal to the sum of I) 75% of Net Worth on Distribution Date plus (ii) 50% of net income for each quarter after Distribution Date, if positive, plus (iii) 100% of restructuring charges calculated after-tax, taken within the first two years of the Distribution Date;
                           3) maintain Minimum fixed charge coverage ration
                              [EBITDA/(Interest + Rent)], calculated on a consolidated, rolling four quarter basis, at the end of each quarter end at a level greater than 2.25:1 for 1998, 2.25:1 for 1999, 2.5:1 for 2000,
                              2.75:1 for 2001 and 3.0:1 for 2002.

                           Until the loans and interest thereon, and all other amounts payable with respect thereto, have been paid in full, the Borrower covenants as follows:

                           a) not to incur any debt for borrowed money other than capital leases entered into in the normal course of business but excluding intercompany debt which shall be subordinated to this debt;
                           b) not to provide any tangible security in support of its liabilities;
                           c) to provide the Bank with annual unaudited financial statements with 120 days of its fiscal year end;
                           d) to provide the audited financial statements of Midas Inc. within 120 days of its year end, along with quarterly compliance certificates of the Guarantor and Midas Inc under the USD 200 min revolving credit agreement dated Jan. 22, 1998;
                           e) to insure and keep insured business and property to the extent considered adequate;
                           f) to duly and punctually pay, or cause to be paid, principal and interest on the loans contemplated hereby, any other fees and amounts payable hereunder, or other assessments or governmental charges or levies imposed upon the Borrower's income or property;
                           g)       to maintain its legal existence and
                                    compliance with all laws of its jurisdiction of incorporation and cause each of its subsidiaries to maintain its legal existence and good standing under the laws of its jurisdiction of incorporation;

Midas Canada Inc.
June 5, 1998
Page 5

EVENTS OF
DEFAULT: The occurrence of any of the following events, at the discretion of the Bank, would make all obligations of Borrower to the Bank immediately due and payable:

                  a) Borrower fails to pay the Bank any principal when due, interest or any other sum within five days of when due;
                  b)       Midas Inc. defaults under its USD 200 min revolving
                           credit agreement dated January 22, 1998;
                  c)       Midas Inc. or any of its subsidiaries defaults on a
                           financial obligation over USD 10 min;
                  d) Borrower becomes insolvent or fails to pay its debts generally as they come due, or files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;
                  e) Any of the representations and warranties herein cease to be true and correct;
                  f) Borrower fails to comply with any of the aforementioned covenants.

OTHER TERMS/
CONDITIONS:       a)       All repayments shall be made in same day funds, free
                           and clear of any deduction for any and all taxes, duties, fees or other charges of any nature whatsoever;
                  b)       The terms and conditions hereof shall be governed by
                           and construed under the laws of the Province of Ontario and laws of Canada applicable therein; and
                  c)       Neither this letter agreement nor the loan
                           contemplated hereby will be assignable by the Borrower; and
                  d)       All legal fees and expenses are for the account of
                           the Borrower.

INCREASED
COSTS: Notwithstanding anything contained in this letter to the contrary, in the event that:
                  (i) changes to any existing law or regulation or the introduction of any new law or regulation, or taxes other than income taxes, including, without limitation, a sales tax on loan transactions, or in the interpretation or administration thereof; or

                  (ii) compliance by the Bank with any request from or requirement of any central bank or other fiscal or monetary authority having jurisdiction over Canadian banks generally (whether or not such request or requirements has the force of law);
                  cause the Bank to;
                  (a) incur any cost as a result of having entered into and/or performed its obligations hereunder and/or as a result of obligations or options remaining outstanding hereunder including, without limitation, any reserve or special deposit requirement or any payment on or calculated by reference to the amount of the Facility hereunder;
                  (b) suffer a reduction in the rate of return on that part of its overall capital (not due to the rates of tax payable on their overall profits or net income) as a result of a requirement to attribute or allocate capital to the Facility provided hereunder in respect of that part of such facility which is for the time being undrawn as a result of a change in the manner in which the Bank is required to allocate resources to its obligations hereunder;
                  then the Bank reserves the right to increase the charges for the Facility and/or Facility options provided hereunder by the amount of such additional cost or liability as determined by the Bank and the Borrower agrees that it will forthwith on demand pay to the Bank an amount sufficient to reimburse the Bank against such costs or liabilities so long as the Bank provides the calculation; then the Borrower will not unreasonably withhold such higher cost.

Midas Canada Inc.
June 5, 1998
Page 6

NOTICES: Unless otherwise provided herein, all notices or other communication required or permitted hereunder shall be in writing and may be communicated electronically. If mailed by prepaid first class mail such notice or communication shall be deemed to have been received four (4) business days after the postmark thereon, and if physically or electronically delivered shall be deemed to have been received on the date of delivery. All notices or other communications shall be addressed as follows:

                  If to the Borrower, to:

                  Midas Canada Inc.
                  105 Commander Blvd.
                  Agincourt, Ontario  M1S 3X8
                  FAX:  (416)-291-0635
                  Attention:   James Ball
                               Vice President Finance

                  with a copy simultaneously to:
                  Midas International Corporation
                  225 North Michigan Avenue
                  Chicago, Illinois, U.S.A.  60601-7601
                  FAX:  (312) 565-7881
                  Attention:   Christian C. Pappas
                               Vice President and Treasurer

                  If to the Bank, to:

                  ABN AMRO Bank Canada
                  Suite 1500 Aetna Tower
                  P.O. Box 114 T-D Centre
                  Toronto, Ontario  M5K 1G8
                  FAX:  (416)-367-7937
                  Attention:    Mr. Jim Noble
                                Vice President, Corporate Banking

We are pleased to have this opportunity to service your requirements and request that you indicate your acceptance of the foregoing terms and conditions by signing and returning the duplicate copy of this letter by July 17, 1998, at which time this offer shall lapse.

Yours very truly,

ABN AMRO BANK CANADA
Toronto Brandy



/s/ Jim Noble                                        /s/ David Lam
Jim Noble                                            David Lam
Vice President,                                      Manager, Credit
Corporate Banking

Midas Canada Inc.
June 5, 1998
Page 7


We acknowledge and accept the foregoing terms and conditions of this Facility letter, this the 29th day of June, 1998.



MIDAS CANADA INC.

By:      Robert Lee Barclay
   -------------------------------
   Name:  Robert Lee Barclay



By:   /s/ Robert H. Jorenson
   -------------------------------
   Name:  Robert H. Jorenson





TO ABN AMRO Bank Canada:

Midas International Corporation hereby acknowledges and consents to the foregoing committed credit facility this 29th day of June, 1998.



MIDAS INTERNATIONAL CORPORATION



By:   /s/ Robert Lee Barclay
   -------------------------------
   Name:  Robert Lee Barclay



By:   /s/ Christian C. Pappas
   -------------------------------
   Name:  Christian C. Pappas

Midas Canada Inc.
June 5, 1998
Page 8


Schedule A to the Agreement dated as of the 29th day of June, 1998 between Midas Canada Inc. as Borrower and ABN AMRO Bank Canada as the Bank.

                          Bankers' Acceptance Agreement
                          -----------------------------

TO:      ABN AMRO BANK CANADA (the "Bank")

         IN CONSIDERATION of the Bank from time to time accepting term drafts drawn by the undersigned on the Bank (such term drafts, upon acceptance by the Bank, are referred to in this Agreement as "Acceptances"), the undersigned hereby agrees:

1. to provide the Bank with such number of business days' notice of the issuance of new Acceptances and/or the rollover at maturity of previously issued Acceptances as agreed;

2. that the Bank may complete and accept pre-signed drafts of the undersigned from time to time in accordance with the instructions of the undersigned and the Bank shall incur nor liability whatsoever in respect of any instructions carried out by the Bank in the belief that such instructions were properly given by the undersigned;

3. that with respect to the safekeeping of pre-signed drafts of the undersigned, the Bank shall be obligated to exercise only the same degree of care as if such pre-signed drafts were the property of the Bank and the Bank shall not be liable for any damage, loss or other claim arising by reason of any loss or improper use of any pre-signed drafts held by the Bank except any such damage, loss or other claim caused by the gross negligence or willful misconduct of the Bank or its employees;

4. that absent any written commitment of the Bank to the contrary, the acceptance of any drafts of the undersigned shall be at the sole discretion of the Bank;

5. to pay the stamping or acceptance fee upon acceptance by the Bank of any draft of the undersigned, such stamping fee to be calculated in accordance with the customary practice of the Bank upon the principal amount of the draft for the duration of its stated term on the basis of the actual number of days in the stated term, commencing on the date the Bank accepts the draft and ending on, but excluding, its stated payment date;

6. that the Bank shall have the right, but not the obligation, to purchase any Acceptances at such discount as the undersigned and the Bank may agree from time to time and any Acceptances purchased by the Bank may be held, sold or rediscounted by the Bank;

7. to pay to the Bank at its main branch in Toronto, Ontario, in same day funds, the face amount of each Acceptance on its maturity date without days of grace, whether or not the Bank is the holder of the maturing Acceptance;

8. that, unless otherwise provided by written agreement between the undersigned and the Bank, all amount not paid when due hereunder and all overdue interest shall bear interest (calculated daily and payable on the last day of each month) at the rate per annum equal to the Bank's prime lending rate for Canadian dollar commercial loans made in Canada, as changed by the Bank from time to time without notice to the undersigned, plus 2%;

9. that all security held by the Bank to secure payment of any obligation of the undersigned to the Bank shall be continuing collateral security for the fulfillment of the obligations of the undersigned in respect of any Acceptance or hereunder;

Midas Canada Inc.
June 5, 1998
Page 9


10. that the undersigned shall compensate the Bank for any damage, loss, expense or other claim suffered or incurred by the Bank with respect to any draft of the undersigned or any Acceptance dealt with by the Bank under this Agreement; and

11. that the payment obligations of the undersigned hereunder are unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (i) any lack of validity or enforceability of any draft of the undersigned accepted by the Bank; or

         (ii) the existence of any claim, set-off, defense or other right which the undersigned may have at any time against the holder of an Acceptance, the Bank or any other person, whether under this Agreement or otherwise.

The undersigned acknowledges having received a true copy of this Agreement.

DATE:             June 29, 1998



MIDAS CANADA INC.


By:   /s/ Robert Lee Barclay
   ---------------------------------------
Name:     Robert Lee Barclay



By:   /s/ Robert H. Jorensen
   ---------------------------------------
Name:     Robert H. Jorensen